SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


               Current Report Pursuant to Section 13 or 15 (d) of
                           The Securities Act of 1934


          Date of Report (Date of earliest event reported) May 15, 2003





                               SIMTEK CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)




   Colorado                          0-19027                    84-1057605
--------------------------------------------------------------------------------
(State or other                    (Commission               (I.R.S. Employer
jurisdiction                       File Number)              Identification No.)
of incorporation)



                        4250 Buckingham Dr. #100
                       Colorado Springs, Colorado               80907
                ----------------------------------------       --------
                (Address of principal executive offices)       Zip Code


          Registrant's telephone, including area code: (719) 531-9444


                                 Not applicable
          -----------------------------------------------------------
          Former name or former address, if changed since last report

Item 5: Other Information:

Simtek Corporation released the following press release dated May 15, 2003, titled "Simtek Announces First Quarter 2003 Financial Results":

               SIMTEK REPORTS FIRST QUARTER 2003 FINANCIAL RESULTS

        REVENUE UP SEQUENTIALLY AND COMPARABLE TO YEAR-AGO FIRST QUARTER;
                     CASH BALANCE INCREASES TO $3.4 MILLION;
    R&D IMPACTS BOTTOM LINE BUT SETS STAGE FOR MID-YEAR PRODUCT INTRODUCTION

COLORADO SPRINGS, Colorado - May 15, 2003 -- Simtek Corporation (OTCBB: SRAM), a global provider of advanced nonvolatile semiconductor memory products, today reported financial results for its first quarter ended March 31, 2003.

The Company reported revenue of $3.9 million, up sequentially from $3.7 million in the fourth quarter of 2002 and equal to the $3.9 million in revenue reported for the first quarter of 2002. Gross margin improved to 36.8% from 35.7% for the comparable quarters and the net loss for the quarter was $558,000, or one cent per share, as compared with a net loss of $256,000, or less than one cent per share, for the same quarter last year.

The increase in net loss was primarily attributable to increased design, research and development expense - from $993,000 to $1,258,000 - associated with ongoing development of the Company's 0.25 micron nonvolatile process and its 1 Mbit nvSRAM product family. This development effort is nearing completion, and the resulting 1 Mbit product is expected to be introduced at mid-year with initial revenue coming on stream in the second half and accelerating into 2004.

Revenue for the quarter continued to reflect a mix of market trends. Commercial memory sales for the first quarter decreased 8% to $2.6 million while high-end industrial and military memory sales increased 63% to $614,000. Logic product sales decreased 27% to $216,000 while government research and development revenue increased 6% to $510,000. These results reflect continued sluggishness in traditional commercial market segments but strength in military and other specialty areas.

Simtek continues to maintain a strong cash balance with over $3.4 million in cash and cash equivalents, up from $3.1 million at year-end.

"While the overall semiconductor industry remaimed sluggish in the first quarter, we foresee a recovery commencing in the second half of the year," said Douglas Mitchell, president and CEO. "Meanwhile, we continue to provide our customers with traditional products and services while maintaining a tight focus on new product development efforts that are expected to drive Simtek's future growth. Our first new product offering, the high-speed, high-capacity 1 Mbit nvSRAM, will support next-generation developments in mass storage systems, office automation equipment, industrial control systems and military applications. Current and prospective customers have shown strong interest in this new product family and we are looking forward to providing them with samples in the mid-year time frame."


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

SUMMARY STATEMENT OF OPERATIONS DATA
------------------------------------
                                                                        Three Months ended Mar 31,
                                                                         2003                2002
                                                                         ----                ----
Net Sales                                                           $  3,935,129         $  3,973,300
Cost of Goods Sold                                                     2,486,870            2,554,718
Gross Margin                                                           1,448,259            1,418,582
Operating Expenses
       Design, research and development                                1,257,641              993,374
       Administration                                                    271,877              208,220
       Marketing                                                         424,884              470,934
Total Operating Expenses                                               1,954,402            1,672,528
Income (loss) from Operations                                          (506,143)            (253,946)
Other Income (Expense)                                                  (51,871)              (1,682)

Net Income (loss) Before Tax                                           (558,014)            (255,628)
Provision for Income Taxes                                                     -                    -
Net Income (Loss) After Tax                                            (558,014)            (255,628)
Basic and diluted Earnings per Share                                      (0.01)               (0.00)
Dilutive Shares Outstanding                                           54,489,217           54,069,329

SUMMARY BALANCE SHEET DATA
--------------------------

ASSETS                                                              Mar 31, 2003         Dec 31, 2002
------                                                              ------------         ------------
Current Assets:
Cash and cash equivalents                                           $  3,443,777        $   3,127,732
Certificate of deposit, restricted                                       300,000              300,000
Accounts receivable                                                    2,119,099            2,309,965
Inventory                                                              1,752,115            1,608,242
Prepaid expenses and other                                               199,280              239,507
                                                                    ------------         ------------
Total current assets                                                   7,814,271            7,585,446
Equipment and Furniture, net                                             917,294              725,888
Deferred financing costs                                                 103,728              107,877
Other Assets                                                              81,584               87,839
                                                                    ------------         ------------
Total Assets                                                        $  8,916,877         $  8,507,050
                                                                    ============         ============
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable                                                    $  1,798,931         $  1,087,947
Accrued expenses, wages, vacation                                        633,851              495,923
Deferred Revenue                                                          40,000               40,500
Obligation under capital leases                                          169,188              132,485
Debentures                                                             3,000,000
                                                                    ------------
Total current liabilities                                              5,641,970            1,756,855
Notes Payable                                                             10,000               10,000
Debentures                                                                     -            3,000,000
Obligations Under Capital Leases, net of Current Portion                 151,258               76,512
                                                                    ------------         ------------
Total liabilities                                                      5,803,228            4,843,367
Shareholders' Equity:                                                  3,113,649            3,663,683
                                                                    ------------         ------------
Total Liabilities and Shareholders' Equity                          $  8,916,877         $  8,507,050
                                                                    ============         ============


Simtek Corporation produces fast, re-programmable, nonvolatile semiconductor memory products. Information on Simtek products can be obtained from its web page: www.simtek.com; email: info@simtek.com; by calling (719) 531-9444; or fax
(719) 531-9481. The company is headquartered in Colorado Springs, Colorado, with international sales and marketing channels. Simtek is listed under the symbol SRAM on the OTC Electronic Bulletin Board.


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


Forward-Looking Statements

This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements by Mr. Mitchell predicting the Company's future growth. Such statements involve risks and uncertainties, and actual results could differ materially from the results anticipated in such forward-looking statements as a result of a number of factors, including, but not limited to, the risk of delays in the availability of new products due to technological, market or financial factors including the availability of necessary working capital, or the other factors described in the Company's most recent Form 10-KSB and Form 10-QSB filed with the Securities and Exchange Commission.










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

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

                                        SIMTEK CORPORATION




May 15, 2003                            By: /s/Douglas Mitchell
                                            ------------------------------------
                                            DOUGLAS MITCHELL
                                            Chief Executive Officer, President
                                            and Chief Financial Officer (acting)






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